As filed with the Securities and Exchange Commission on March 15, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
 ______________________________________________________________________

Willis Lease Finance Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	68-0070656
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

4700 Lyons Technology Parkway
Coconut Creek, FL 33073
(Address of Principal Executive Offices)

WILLIS LEASE FINANCE CORPORATION 2023 INCENTIVE STOCK PLAN
(Full Title of the Plan)

Dean M. Poulakidas
Executive Vice President and General Counsel
Willis Lease Finance Corporation
60 East Sir Francis Drake Boulevard Suite 209
Larkspur, California 94939
(Name and address of agent for service)

(415) 408-4700
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 1O(A) PROSPECTUS

Item 1. Plan Information.

Information required by this Item 1 to be contained in the Section 10(a) prospectus is omitted from this registration statement on Form S-8 (this “Registration Statement”) in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

Information required by this Item 2 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the instructions to Form S-8. In accordance with the rules and regulations of the SEC and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

1.Registrant’s latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Exchange Act for the fiscal year ended December 31, 2023, as filed with the SEC on March 15, 2024;

2.All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (1) above;

3.The description of Registrant’s Common Stock contained in Registrant’s registration statement File No. 333-39865 on Form S-1, as filed with the SEC on November 10, 1997 including any amendments or reports filed for the purpose of updating that description; and

4.Registrant’s Current Report on Form 8-K, filed with the SEC on October 4, 1999, in which there is described certain rights granted to stockholders as set forth in a Rights Agreement attached as an exhibit thereto; and Registrant’s Annual Report on Form 10-K, filed with the SEC on March 31, 2009 in which the Second and Third Amendments to Rights Agreement are attached as exhibits thereto, and Registrant’s Annual Report on Form 10-K filed with the SEC on March 12, 2020 in which the Fourth Amendment to Rights Agreement is attached as an exhibit thereto, including any amendments or reports filed for the purpose of updating that description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference into this Registration Statement.

Any document and any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement or such document. Any such statement or document so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is so qualified in its entirety by the information appearing in the documents incorporated herein by reference.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the shares of Common Stock offered hereby has been passed upon for the Registrant by Mr. Dean M. Poulakidas, Executive Vice President, General Counsel and Corporate Secretary of the Registrant. Mr. Poulakidas is an officer and full-time employee of the Registrant and beneficially owns shares of Common Stock.

Item 6. Indemnification of Directors and Officers.

To the fullest extent permitted by the Delaware General Corporation Law, the Registrant’s Amended Certificate of Incorporation eliminates a director’s personal liability for monetary damages to the Registrant and its stockholders arising from a breach of fiduciary duty as a director. Section 102 of the Delaware General Corporation Law allows a corporation to include in its certificate of incorporation a provision that eliminates the personal liability of the directors of that corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article VII of the Registrant’s Bylaws provides for indemnification of its directors, officers, employees or agents to the maximum extent permitted under the Delaware General Corporation Law. The Registrant has entered into indemnification agreements with its officers and directors, which are intended to provide the Registrant’s officers and directors with indemnification to the maximum extent permitted under the Delaware General Corporation Law.

The Registrant’s Bylaws also permit the Registrant to secure insurance on behalf of any officer, director, and employee or other agents for any liability arising out of his or her actions in such capacity, regardless of whether the Registrant would have the power to indemnify him or her against such liability under the Delaware General Corporation Law. The Registrant currently has secured insurance on behalf of its officers, directors and certain employees.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
4.1
Certificate of Incorporation, dated March 12, 1998, as amended by the Certificate of Amendment of Certificate of Incorporation, dated May 6, 1998 (incorporated by reference to Exhibit 3.1 to Form 10-K filed on March 31, 2009).

4.2
Bylaws, dated April 18, 2001 as amended by (1) Amendment to Bylaws, dated November 13, 2001 (incorporated by reference to Exhibit 3.3 on Form 10-K filed on March 31, 2005), (2) Amendment to Bylaws, dated December 16, 2008 (incorporated by reference to Exhibit 3.2 to Form 10-K filed on March 31, 2009), (3) Amendment to Bylaws, dated September 28, 2010 (incorporated by reference to Exhibit 3.1 to Form 8-K filed on October 1, 2010), (4) Amendment to Bylaws, dated August 5, 2013 (incorporated by reference to Exhibit 3.1 to Form 8-K filed on August 9, 2013), and (5) Amendment to Bylaws, dated October 7, 2016 (incorporated by reference to Exhibit 10.1 to Form 8-K filed on October 18, 2016).

4.3
 Rights Agreement dated as of September 24, 1999, by and between Willis Lease Finance Corporation and American Stock Transfer and Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.1 to Form 8-K filed on October 4, 1999).

4.4
Second Amendment to Rights Agreement dated as of December 15, 2005, by and between Willis Lease Finance Corporation and American Stock Transfer and Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.5 to Form 10-K filed on March 31, 2009).

4.5
Third Amendment to Rights Agreement dated as of September 30, 2008, by and between Willis Lease Finance Corporation and American Stock Transfer and Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.6 to Form 10-K filed on March 31, 2009).

4.6
Fourth Amendment to Rights Agreement dated as of August 27, 2018, by and between Willis Lease Finance Corporation and American Stock Transfer and Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.3.1 to Form 10-K filed on March 12, 2020).

4.7
Form of Certificate of Designations of the Registrant with respect to the Series I Junior Participating Preferred Stock (formerly known as “Series A Junior Participating Preferred Stock”) (incorporated by reference to Exhibit 4.7 to Form 10-K filed on March 31, 2009).

4.8
Form of Amendment No. 1 to Certificate of Designations of the Registrant with respect to Series I Junior Participating Preferred Stock (incorporated by reference to Exhibit 4.8 to Form 10-K filed on March 31, 2009).

4.9
Certificate Eliminating Series I Junior Participating Preferred Stock of Willis Lease Finance Corporation dated as of October 7, 2016 (incorporated by reference to Exhibit 10.3 to our report on Form 8-K filed on October 18, 2016).

4.10
Second Amended and Restated Certificate of Designations, Preferences, and Relative Rights and Limitations of Series A Cumulative Redeemable Preferred Stock dated as of September 25, 2017 (incorporated by reference to Exhibit 10.2 to our report on Form 8-K filed on September 28, 2017).

4.11	Description of Securities (incorporated by reference to Exhibit 4.7 to Form 10-K filed on March 12, 2020).
5.1	Opinion of Dean M. Poulakidas.
23.1	Consent of Independent Registered Public Accounting Firm — Grant Thornton LLP.
23.2	Consent of Dean M. Poulakidas (contained in Exhibit 5.1).
24.1	Power of Attorney (included on the signature pages to this Registration Statement).
99.1	Willis Lease Finance Corporation 2023 Incentive Stock Plan (filed as Annex A to the Definitive Proxy Statement filed with the SEC on June 22, 2023 and incorporated herein by reference).
107	Filing Fee Table.

Item 9. Undertakings.

A.The undersigned Registrant hereby undertakes:

1.To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

iii.To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

2.That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coconut Creek, State of Florida, on this 15 day of March, Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coconut Creek, State of Florida, on this 15 day of March, 2024.

WILLIS LEASE FINANCE CORPORATION

By:	/s/ Austin C. Willis
Austin C. Willis
Chief Executive Officer and Director

POWER OF ATTORNEY

That each person whose signature appears below constitutes and appoints Austin C. Willis, Scott B. Flaherty and Dean M. Poulakidas, and each of them, his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, to act for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this Registration Statement on Form S-8 as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Austin C. Willis	Chief Executive Officer and Director	March 15, 2024
Austin C. Willis	(Principal Executive Officer)

/s/ Scott B. Flaherty	Chief Financial Officer	March 15, 2024
Scott B. Flaherty	(Principal Financial Officer and
Principal Accounting Officer)

/s/ Brendan Curran	Director	March 15, 2024
Brendan Curran

/s/ Robert J. Keady	Director	March 15, 2024
Robert J. Keady

/s/ Rae Ann McKeating	Director	March 15, 2024
Rae Ann McKeating

/s/ Charles F. Willis, IV	Director	March 15, 2024
Charles F. Willis, IV

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